                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


         This Amendment No. 1 (the "AMENDMENT") made this 23rd day of October, 1997, is by and among Kitty Hawk, Inc., a Delaware corporation ("KITTY HAWK"), Kitty Hawk - AIA, Inc., a Michigan corporation ("KITTY HAWK - AIA"), Kitty Hawk
- AIT, Inc., a Michigan corporation ("KITTY HAWK - AIT"), Kitty Hawk - FOL, Inc., a Michigan corporation ("KITTY HAWK - FOL"), Kitty Hawk - KFS, Inc., a Michigan corporation ("KITTY HAWK - KFS"), Kitty Hawk - OK, Inc., a Michigan corporation ("KITTY HAWK - OK"), M. Tom Christopher ("CHRISTOPHER"), American International Airways, Inc., a Michigan corporation ("AIA"), American International Travel, Inc., a Michigan corporation ("AIT"), Flight One Logistics, Inc., a Michigan corporation ("FOL"), Kalitta Flying Service, Inc., a Michigan corporation ("KFS"), O.K. Turbines, Inc., a Michigan corporation ("OK"), and Conrad Kalitta ("KALITTA") and amends the Agreement and Plan of Merger, dated September 22, 1997 among the parties hereto (the "AGREEMENT").

         WHEREAS, the parties desire to amend certain terms of the Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         1. The definition of "Kalitta Companies Permitted Transactions" shall be amended by deleting the entire definition and replacing it with the following:

         "KALITTA COMPANIES PERMITTED TRANSACTIONS" shall mean (a) the transactions contemplated by the 727 Purchase Agreement, (b) the purchase and financing by AIA of the MEA 747s, (c) the repurchase by AIA of an L-1011 from ACG Nevada Three LLC pursuant to that certain Purchase Option Agreement dated April 12, 1996, between ACG Nevada Three LLC and AIA, (d) the sale by AIA of one L-1011 aircraft, (e) the sale of aircraft N504MG and N705CA, (f) the transactions contemplated by the Racing Entity Purchase Agreement, (g) to the extent all conditions to the obligations of AIA are satisfied pursuant to that letter agreement relating to the Ft. Wayne facility are satisfied, the transactions contemplated thereby, (h) the borrowing of approximately $7,750,000 and the granting of Liens on a DC-8-63F owned by AIA to secure such borrowing, (i) up to $250,000 in miscellaneous financings of equipment, (j) the sale by KFS to Kalitta or his Affiliate of the Hawker aircraft and the lease back of such aircraft, in each case on terms no less favorable to KFS than those that could be obtained in an arm's length transaction, (k) any debt refinancing or restructuring transactions that are consented to by Kitty Hawk (which consent shall not be unreasonably withheld), (l) the financing of insurance premium deductibles consistent with past practice, (m) the distribution net of prior distributions for such purpose, of up to $1,500,000 solely for the payment by Kalitta of personal income Taxes attributable to earnings of the Kalitta Companies from January 1997, net of prior distributions until the Closing Date, (n) the transfer from Kalitta to each of Doug Kalitta, George Kelsey and Don Schilling of 386.83762 shares of AIA common stock (provided that no such transfers shall be made until each such transferee has delivered to Kitty Hawk a written waiver of any dissenter's rights related to the Mergers) and (o) any transactions between Kalitta, AIC or any of the Kalitta Companies, on the one hand, and Kitty Hawk or any Subsidiary, on the other hand.

         2. The definition of "MEA 747s" shall be amended by deleting the entire definition and replacing it with the following:

         "MEA 747S" shall mean the two Boeing-747 aircraft the subject of that certain Option Agreement dated as of October 22, 1997, between AIA and Middle East Airlines Airliban, S.A.L.

         3. The definition of "Non-KFS Escrow Amount" shall be amended by deleting the entire definition and replacing it with the following:

         "NON-KFS ESCROW AMOUNT" shall mean 650,000 shares of Kitty Hawk Common Stock.

         4. Section 3.1(a) of the Agreement shall be amended by deleting the entire section and replacing it with the following:

         (a) At the Effective Time, by virtue of the AIA Merger of Kitty Hawk - AIA with and into AIA and without any action on the part of Kitty Hawk - AIA, AIA, Kitty Hawk or their respective shareholders or stockholders (other than the filing of the certificate of merger referred to in Section 1.3 hereof), (i) each share (an "AIA SHARE") of AIA's common stock, par value $1.00 per share ("AIA COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than shares of AIA Common Stock held in the treasury of AIA) shall be canceled and extinguished and be converted automatically into the right to receive 129.2532 shares of Kitty Hawk Common Stock (the "AIA MERGER CONSIDERATION") payable, less any required withholding Taxes, as provided in
Section 3.2 upon surrender of the certificate formerly representing such AIA Share (an "AIA CERTIFICATE"), and (ii) each AIA Share then held in the treasury of AIA shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

         5. Section 3.1(f) of the Agreement shall be amended by deleting the entire section and replacing it with the following:

         (f) As used herein, "STOCK MERGER CONSIDERATION" shall mean 4,099,150 duly authorized, validly issued, fully paid and nonassessable shares of Kitty Hawk common stock, par value $0.01 per share ("KITTY HAWK COMMON STOCK") issuable as the total number of shares in the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Kitty Hawk Common Stock, AIA Common Stock, AIT Common Stock, FOL Common Stock, KFS Common Stock or OK Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall have been proposed any such change with a record date prior to the Effective Time, then an appropriate and proportionate adjustment shall be made in the Stock Merger Consideration, the Non-KFS Escrow Amount and, if applicable, the KFS Cash Merger Consideration and the KFS Escrow Amount.

         6. Section 5.5.3 of the Agreement shall be amended by deleting the entire section and replacing it with the following:

         5.5.3 Deadlock Resolution at the Joint Nominating Committee. The Bylaws of Kitty Hawk shall be amended at or prior to the Effective Time to provide that if the Joint Nominating Committee does not agree on the selection of (a) a nominee to serve as a member of the Board of Directors as a Joint Designee to be elected at a meeting of the stockholders of Kitty Hawk or (b) an individual to fill a vacancy on the Board of Directors as a Joint Designee, then either member of the Joint Nominating Committee may by written notice to the other member require such nominee or vacancy to be selected or filled, respectively, at a meeting of the Board of Directors called by such member in accordance with the Bylaws of Kitty Hawk at any time after the tenth day following the receipt of notice of the first meeting of the Joint Nominating Committee called for the express purpose of selecting such nominee or filling such vacancy. Any individual selected by the Board of Directors to serve as a member of the Board of Directors as a Joint Designee, if the Joint Nominating Committee is unable to agree upon a nominee or a person to fill a vacancy, must
(a) not be a Family Member of either Christopher or Kalitta, (b) not be a former or current employee of any Kalitta Company or AIC, Kitty Hawk, the Subs or the Subsidiaries, (c) have within the preceding sixty (60) months been a director, chief financial officer, or chief executive officer of a company listed on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ Stock Market's National Market System and (d) be a citizen of the United States. If the person so chosen by the Board of Directors declines or is unable to serve, then either member of the Joint Nominating Committee may call a meeting of the Nominating Committee to choose another person to serve as a director of Kitty Hawk (in which case all of the provisions of this Section
5.5.3 shall again apply).

         7. Section 3.2(a) of the Agreement shall be amended by deleting the entire section and replacing it with the following:

         (a) a portion of the AIA Merger Consideration equal to 650,000 shares of Kitty Hawk Common Stock shall, pursuant to the irrevocable direction of Kalitta, be deposited at Closing with the Escrow Agent to be held and administered in accordance with the Non-KFS Escrow Agreement;

         8.      Section 6.1.12 of the Agreement shall be deleted.

         9. The first sentence of Section 1(a) of the form of Non-KFS Escrow Agreement attached as Exhibit 7.3(e) to the Agreement shall be amended by deleting such sentence in its entirety and replacing it with the following:

Kalitta is depositing with Escrow Agent certificates representing 650,000 shares of Kitty Hawk common stock, par value $0.01 per share (the "ESCROW SHARES"), issued in the name of Kalitta and stock transfer powers duly executed by Kalitta endorsed in blank with respect to the Escrow Shares.

         10. Kitty Hawk waives any Breach of Section 4.1.8(a) and failure to satisfy the conditions of Section 6.1 of the Agreement due solely to the results of operations of the Kalitta Companies for September 1997 and the failure of the condition originally set forth in Section 6.1.12.

         11. Except as amended, all other terms and provisions in the Agreement shall remain unchanged.

         12. This Amendment may be signed in multiple counterparts, all of which together shall be deemed to constitute one amendment to the Agreement.

                                   * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first written hereinabove.


                                            KITTY HAWK, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

                                            KITTY HAWK - AIA, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            KITTY HAWK - AIT, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            KITTY HAWK - FOL, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            KITTY HAWK - KFS, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

                                            KITTY HAWK - OK, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            -----------------------------------
                                            M. Tom Christopher


                                            AMERICAN INTERNATIONAL AIRWAYS,
                                              INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            AMERICAN INTERNATIONAL TRAVEL, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            FLIGHT ONE LOGISTICS, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------


                                            KALITTA FLYING SERVICES, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

                                            O.K. TURBINES, INC.


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------



                                            -----------------------------------
                                            Conrad Kalitta